Carmell Corporation

2023 Long-Term Incentive Plan

Grant Agreement

This Grant Agreement, dated [*], (this “Grant Agreement”) evidences the grant of an option pursuant to the provisions of the Carmell Corporation Amended and Restated 2023 Long-Term Incentive Plan, as amended (the “Plan”), by Carmell Corporation (the “Company”) to the individual whose name appears below (the “Participant”), covering the specific number of shares of Common Stock of the Company (“Shares”) set forth below, pursuant to the provisions of the Plan and on the following terms and conditions:

1. Name of Participant: [*]

2. Number of Shares subject to this option: [*] Shares

3. Exercise price per Share subject to this option: $[*]

4. Date of grant of this option: [*]

5. Vesting Commencement Date: [*]

6. Type of option: [*] Stock Option

Note: If more than $100,000 in value of Shares under this option (based on the Exercise Price) becomes exercisable in any calendar year, the excess shall be deemed a Nonqualified Stock Option even if "Incentive Stock Option" is indicated above.

7. Vesting Schedule: 25% of the Shares subject to this Option shall vest on the one-year anniversary of the Vesting Commencement Date, with the remaining Shares vesting thereafter in equal monthly installments on the 26th calendar day of each month over a period of thirty-six (36) months. Vesting ceases immediately upon termination of employment or service for any reason, and any portion of this option that has not vested on or prior to the date of such termination is forfeited on such date. Once vesting has occurred, the vested portion can be exercised at any time, subject to Section 8 below. If a Change of Control (as defined in the Plan) occurs and the Participant continues to be employed by or provide services to the Company until at least immediately prior to such Change of Control, all then unvested Shares shall become fully vested and exercisable immediately prior to the effective time of such Change of Control.

8. The last day on which the vested portion of this option can be exercised is the earliest of:

a. [*]

b. the date on which the Participant's employment or service terminates for “cause” (as defined in the Plan);

c. 90 days following the date that the Participant's employment or service terminates other than for “cause” (as defined in the Plan), death or “permanent disability” (as defined in the Plan); or

d. one year following the date that the Participant's employment or service terminates because of the Participant's death or “permanent disability” (as defined in the Plan).

9. The Participant hereby acknowledges receipt of a copy of the Plan as currently in effect. All of the terms and conditions of the Plan are incorporated herein by reference, and this Grant Agreement and the options granted hereunder are subject to such terms and conditions in all respects. Capitalized terms that are used but not otherwise defined herein shall have the meanings given to such terms in the Plan. This Grant Agreement (including Annex A attached hereto) and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede any prior written or oral agreements. This Grant Agreement shall be governed by the laws of the State of Delaware without regard to the conflict of law provisions of such laws, which would result in the application of the law of any other jurisdiction.

10. The grant of an option provided for herein is intended to be exempt from the provisions of Section 409A(a)(2) of the Internal Revenue Code of 1986, as amended. The Company may, without the consent of the Participant, make any changes to this Grant Agreement it determines are necessary to maintain such exemption.

11. If the Participant is entitled to exercise the vested portion of this option, and wishes to do so, in whole or in part, the Participant shall submit to the Company a notice of exercise, in the form attached as Annex A, specifying the exercise date and the number of Shares to be purchased pursuant to such exercise, and shall remit to the Company in a form satisfactory to the Company (in its sole discretion) the exercise price, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise.

Accepted and Agreed: Carmell Corporation

______________________________ By:

[*] Name: [*]

Title: [*]

ANNEX A

Carmell Corporation

Notice of Exercise of Stock Option

Exercise of Option. Pursuant to the Carmell Corporation Amended and Restated 2009 Stock Incentive Plan, as amended (the “Plan”), and my agreement with Carmell Corporation (the “Company”) dated _____________ (the “Grant Agreement”), I hereby elect to exercise my stock option (the “Option”), to the extent of ____________ shares of the Company's Common Stock (the “Shares”), par value $0.001 per share.

Delivery of Payment. I hereby deliver to the Company a cashier's or certified check in the amount of $_________ in full payment of the purchase price of the Shares (which purchase price is determined by multiplying (a) the exercise price per Share as set forth in my Grant Agreement, by (b) the number of Shares as to which I am exercising the Option), or through such other payment method as agreed to by the Company in writing and permitted under the terms of the Plan.

Representations. In connection with my exercise of the Option, I hereby represent to the Company as follows:

1)
I am acquiring the Shares solely for investment purposes, with no present intention of distributing or reselling any of the Shares or any interest therein other than pursuant to the Securities Act of 1933, as amended (the “Securities Act”). I acknowledge that the Shares have not been registered under the Securities Act.
2)
I am aware of the Company's business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.
3)
I understand that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, I must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. I acknowledge that the Company has no obligation to register or qualify the Shares for resale. I further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of my control, and which the Company is under no obligation to and may not be able to satisfy.
4)
I understand that there is no public market for the Shares, that no market may ever develop for them, and that the Shares have not been approved or disapproved by the Securities and Exchange Commission or any governmental agency.
5)
I understand that the Shares are subject to certain restrictions on transfer set forth in the Plan. Both the Plan and the Grant Agreement are incorporated herein by reference.
6)
If all or any portion of the Option is an Incentive Stock Option, and if I make a disposition of the Shares acquired under the Option or such portion thereof within either two (2) years after the Option was granted to me or one (1) year after I exercised the Option with respect to the Shares, I shall promptly notify the Company, and the Company shall have the right to require me to pay to the Company an amount sufficient to satisfy any federal, state and local tax withholding obligations. I have consulted my own tax advisors to the extent that I have deemed it advisable in connection with my exercise of the Option, and I am not relying on the Company for any tax advice. In addition, I am not relying on any representation by the Company concerning any aspect of the taxation of this Option or the Shares acquired hereunder.

Submitted by the Option holder:

Date: By:

Print Name:

Address:

Social Security No.

Received and Accepted by Carmell Corporation:

By:

Print Name:

Title:

Note: If options are being exercised on behalf of a deceased Plan participant, this Notice must be signed by such participant's personal representative and must be accompanied by a certificate issued by an appropriate authority evidencing that the individual signing this Notice has been duly appointed and is currently serving as the participant's personal representative under applicable local law governing decedents' estates.